LICENSE AGREEMENT

Based on their respective representations. warranties, covenants, rights. and responsibilities, set forth below. Muze Inc.. at 304 Hudson Street, 8"' Floor, New York, NY 10013, Fax No. 212.741.1246, a New York corporation, and Global Investors Guide. Inc. at 1130 Camino Del Mar, Suits 1, Del Mar, CA 92014. Fax No. 619.350.0312 a California Corporation, enter into this License Agreement as follows:

1. Definitions

"Agreement" means this License Agreement. including its attachment(s).

"Terms and Conditions* means the specific additional terms and conditions of this Agreement set forth in Attachment 1 (as may be amended from time to time).

"Effective Date" means the date this Agreement enters into force, noted in the Terms and Conditions.

"Hardware" means the computer and other hardware on which the Products run (the Hardware is listed in Attachment I unless Muze supplies any of the Hardware. in which case Hardware and the terms of purchase are set forth In an Attachment 2).

"Licensee" means Global Investors Guide, Inc..

"Muze" means Muze Inc.

"Products" means data and/or software and periodic updates licensed by Muze to Licensee under this Agreement, as set forth in the Terms and Conditions

"Services" means the servIces provided by MUZE to Licensee under this Agreement, if any, as described or provided for in the Terms and Conditions.

2. Grant of License

Muze grants Licensee a non-exclusive. nontransferable, limited right to use the Products strictly in accordance with all the provisions of this Agreement. This license shall be immediately terminable by Muze for any material breach by Licensee of its obligations under this Agreement.

Unless terminated by Muze as provided for above. the license and this Agreement shall continue in force for the time period set forth in the Terms and Conditions. Should Muze terminate this Agreement because of a material breach by Licensee, it will not refund any portion of the license fees or other fees (as provided for in the Terms and Conditons) already paid by Licensee or already accrued at the time of termination. Unless otherwise provided in the Terms and Conditions, this Agreement shall automatically be extended for successive one-year periods at the end of the initial term.

All ownership rights in the Products and any related know-how. and in any works that may be created by Muze as part of the Services, shall remain with Muze. Licensee shall not contest Muze's ownership rights in the Products or any such works.

3. Licensee's Obligations

Licensee shall:
---------------

a. Use the Products only on the Hardware. at the locations, and according to the conditions specified in the Terms and Conditions.

b. Make all payments required by the Terms and Conditions in a timely manner.

c. Comply with all applicable laws and regulations regarding use of the Products. Including any laws or regulations relating to sale of goods and services and to privacy rights. Licensee shall be responsible for determining the existence and applicability of any such laws and regulations and for obtaining any necessary permits or approvals for use of the Products.

d. Restrict its end users to non-commercial use of the Products and notify each of its end users of the .Products that the Products are owned by Muze and may not be copied or used without Muze's consent. Licensee shall incorporate the rights notices set forth in the Terms and Conditions in its and-user interface.

e. Keep confidential all of Muze's proprietary information provided to it under this Agreement (or under any previous Confidentiality Agreement) during the term of this Agreement and for ten (10) years after termination. This obligation shall apply to any Information identified by Muze as confidential and any Information that Licensee knows, or should know under the circumstances, is proprietary. Muze proprietary information may include the Products, documentation, technical information, business or technical concepts or designs. Licensee's obligation shall not apply to information. (a) lawfully in the public domain, (b) Licensee lawfully Possessed before disclosure by Muze, or (c) lawfully disclosed to Licensee by a third party without obligation Of confidentiality. Upon termination of this Agreement, Licensee shall return or destroy, at Muze's election. any Muze proprietary information still in its possession.

f. Upon termination of this Agreement. return or destroy, at Muze's election, the Products and any copies, as well as any matter that incorporates any other Muze proprietary or confidential information. Licensee shall provide Muze with a certified letter attesting to this destruction.

g. Permit Muze to use Licensee's name as a customer reference and prominently feature a link to Muze's web site if the Products are available to end users on the internet pursuant to the Terms and Conditions.

h. Indemnity Muze against any claims made against Muze (or its affiliates. officers, directors, employees, or contractors) by third parties (including by any of Licensee's employees or contractors) arising out of (a) content, software, or hardware not provided by Muze, (b) Licensee's breach of any of Its obligations under this Agreement. or (c) any illegal or unauthorized use of the Products by Licensee, its employees. contractors, or end users. Muze shall promptly notify Licensee of any such claim. Licensee shall conduct the defense of any such claim, at its own expense, subject to Muze's right to participate and to approve any settlement that purports to bind Muze in any way.

Licensee shall not
------------------

a. Use the Products other than at the sites and in the manner set forth in the Terms and Conditions.

b. Reverse engineer, decompile, or disassemble the Products. nor shall it modify the Products or create any derivative works.

c. Assign, sell, rent, timeshare or use the Products in any way not expressly permitted In this Agreement.

d. Sublicense the Products to any party. Including to its affiliates, unless specifically authorized to do so in the Terms and Conditions.

e. Make any copies of the Products. except (a) as necessary to run the Products on the Hardware and (b) one copy for archival or backup purposes.

f. Intentionally or negligenly permit any third party to copy the Products or extract data or code from them.

g. Remove any Muze copyright or other proprietary rights notices included in or on any of the Products.

h. Use Muze's trademarks without written consent.

Licensee represents and warrants that
-------------------------------------

a. It is authorized to enter into this Agreement.

b. it is free to fully perform its obligations under this Agreement and will comply with each of them.

4. Muze's Obligations

Muze shall:
-----------

a. Indemnify Licensee from any claim by a third party that proper use of the Products infringes a U.S. intellectual property right of that third party. This Indemnity is conditioned on Licensee's (a) prompt notification of Muze of any such claim and (b) compliance with its negative covenants. This indemnity shall not apply to (i) graphical, audio, video, or other media content, or third-party software, supplied with or as part of the Products or (ii) any software or systems not provided by Muze. Muze shall have the right to conduct the defense of any such claim, subject to Licensee's reasonable right to participate in any settlement thereof that may affect it in any way not related to its use of the Products. Should any such claim by a third party result in a material limitation of Licensee's rights to use the Products, Muze shall. at its election: (a) provide a functionally equivalent. non-infringing substitute for the Product(s);
(b) procure at its own expense the necessary licenses or rights for Licensee to continue using the Product(s): or (c) refund any license fees paid by Licensee for the period beginning upon such material limitation of Licensee's rights. In no case shall Muze's liability under this Agreement exceed the total license and other fees paid by Licenses.

b. Perform the Services, if any. (specified in the Terms and Conditions) in a professional manner and to a professional standard of quality and effectiveness.

Muze represents and warrants that:
----------------------------------

a. It is authorized and has the right to enter into this Agreement and is free to fully perform its obligations hereunder.

b. It shall comply with all of its obligations hereunder.

5. Disclaimer of Warranties; Limitation on Liability

EXCEPT AS SET FORTH ABOVE, Muze MAKES NO WARRANTIES, EXPRESS OR IMPLIED (BY LAW OR OTHERWISE) AS TO ANY MATTER WHATSOEVER. THE PRODUCTS ARE PROVIDED "AS IS," AND ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

EXCEPT AS SET FORTH ABOVE, Muze SHALL NOT BE LIABLE FOR ANY CLAIMS AGAINST Licensee BY ANY THIRD PARTY (INCLUDING BY Licensee's EMPLOYEES OR CONTRACTORS). IN NO CASE SHALL ANY LIABILITY OF Muze EXCEED THE TOTAL LICENSE AND OTHER FEES PAID TO Muze BY Licensee HEREUNDER. FURTHERMORE, Muze SHALL UNDER NO
CIRCUMSTANCES (OTHER THAN WILLFUL MISCONDUCT) BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES.

6. Other Provisions

Press Releases: Muze and Licensee shall each have the reasonable right to approve the other's press releases concerning the business relationship of the parties. If one party does not respond to the other party's request for approval within five (5) business days of receiving any such request, approval shall be deemed granted.

Governing law and dispute resolution This Agreement shall be governed by New York law, as though executed and fully performed in New York, and without reference to New York's conflicts of laws principles. Licensee consents to Venue and personal jurisdiction In the State and Federal courts located in New York County for the resolution of any disputes arising out of this Agreement.

Licensee acknowledges that any breach by it of its obligations under this Agreement may cause Muze irreparable harm for which there may be no adequate remedy at law, and that Muze may therefore be entitled to equitable relief by injunction or otherwise,

Amendment or waiver: Any amendment to this Agreement must be In writing and signed by both parties. No provision of this Agreement may be waived except In writing signed by the party against whom enforcement of the waiver is sought.

Notices: Notices shall be sent by courier or by certified mail to the addresses set forth above, or to any succeeding address that may be provided.

Independent Contractors: Both parties acknowledge that they are independent contractors and that no joint venture, partnership, agency, or employment agreement is created by this Agreement.

Entire Agreement: This Agreement and its Attachment(s) constitute the parties' entire agreement with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written representations with respect thereto.

Early Termination of License- Should Licensee withdraw form the business of selling products listed in the Muze Products Databases, it may terminate the Agreement upon thirty (30) days written notice to Muze.


Signed

Muze Inc.                                 Global Investors Guide, Inc.


By /s/ Anthony Laudico                    By /s/ Jeff
  --------------------                      --------------------
  Name:Anthony Laudico                      Name:Jeff
  Title:Chief Executive Officer             Title:Vice-President